Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS Q1 REVENUE AND EPS GROWTH

Revenue up 6% Y/Y; Gross Margin up 14% Y/Y; Positive Cash Flow

SANTA CLARA, Calif.; Oct 24, 2007 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal first quarter ended September 30, 2007. For the quarter, net revenue increased 6 percent to $89.0 million, from $83.8 million in the fiscal first quarter of 2007.

Net income on a GAAP basis for the fiscal first quarter of 2008 was $3.6 million or $0.03 cents per diluted share, compared to a net loss of $4.9 million or a loss of $0.04 per diluted share in the year-ago quarter.

Non-GAAP net income for the fiscal first quarter of 2008, excluding $1.0 million in stock-based compensation charges, was $4.7 million or $0.04 EPS per diluted share. That compares to a year-ago non-GAAP net loss of $1.5 million or a loss of $0.01 per diluted share, which excludes $1.9 million in stock-based compensation charges and a $1.5 million restructuring charge. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“We are pleased to see a continuation of our turnaround this quarter, with substantial improvement to operating margins, and with revenue up both sequentially and year-over-year to a level we have not seen since December 2005,” said Mark Canepa, president and CEO of Extreme Networks. “We continue to demonstrate consistent measured progress. Our results reflect solid demand for our products.”

Cash, short-term investments, and marketable securities were $224.7 million as of September 30, 2007, compared to $215.9 million as of July 1, 2007, reflecting positive cash flow from operations.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). A live webcast and replay of the call will be available at http://www.extremenetworks.com/about-extreme/investor-relations.aspx. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, the Company has provided a non-GAAP reconciliation of its Consolidated Statement of Operations for the fiscal quarters ended September 30, 2007 and October 1, 2006, which are adjusted to exclude share-based compensation expense and costs associated with the restructuring of the Company’s Japan operations. These non-GAAP measures are not computed in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP measures are not meant as a substitute for comparable GAAP measures. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks designs, builds and installs Ethernet infrastructure solutions that solve the toughest business communications challenges. The company’s commitment to open networking sets it apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. Extreme Networks believes openness is the best foundation for growth, freedom, flexibility and choice. Extreme Networks focuses on enterprises and service providers who demand high performance, converged networks that support voice, video and data over a wired and wireless infrastructure. For more information, visit: http://www.extremenetworks.com.

# # #

Extreme Networks and Summit are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and/or other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations regarding our products, future revenue and expenses and strategy. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; changes in results identified as part of the process of completing the closing and audit of results for the quarter and the year, effectiveness in controlling expenses, the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and products; risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2007	July 1, 2007
ASSETS
Current assets:
Cash and cash equivalents	$46,886	$71,573
Short-term investments	121,873	91,599
Accounts receivable, net	26,579	23,066
Inventories, net	25,172	25,261
Prepaid expenses and other current assets, net	2,483	14,457

Total current assets	222,993	225,956
Property and equipment, net	41,696	43,156
Marketable securities	55,987	52,683
Other assets, net	17,827	20,102

TOTAL ASSETS	$338,503	$341,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,783	$21,303
Accrued compensation and benefits	14,502	14,841
Restructuring liabilities	2,843	5,532
Accrued warranty	7,101	7,182
Deferred revenue	32,778	32,160
Other accrued liabilities	20,537	23,263

Total current liabilities	94,544	104,281
Restructuring liabilities, less current portion	7,774	8,456
Deferred revenue, less current portion	10,110	10,286
Deferred income taxes	688	688
Other long-term liabilities	1,857	1,961
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	937,314	934,540
Treasury stock	(48,303)	(48,303)
Accumulated other comprehensive loss	1,474	572
Accumulated deficit	(666,955)	(670,584)

Total stockholders’ equity	223,530	216,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$338,503	$341,897

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2007	October 1, 2006
Net revenues:
Product	$74,145	$67,982
Service	14,817	15,781

Total net revenues	88,962	83,763

Cost of revenues:
Product	31,256	31,799
Service	8,610	8,813

Total cost of revenues	39,866	40,612

Gross margin:
Product	42,889	36,183
Services	6,207	6,968

Total gross margin	49,096	43,151

Operating expenses:
Sales and marketing	24,538	25,443
Research and development	16,491	15,774
General and administrative	6,523	7,605
Restructuring charge	—	1,534

Total operating expenses	47,552	50,356

Operating income (loss)	1,544	(7,205)
Other income, net	2,510	3,064

Income (loss) before income taxes	4,054	(4,141)
Provision for income taxes	422	786

Net income (loss)	3,632	$(4,927)

Net income (loss) per share — basic	$0.03	$(0.04)
Net income (loss) per share — diluted	$0.03	$(0.04)
Shares used in per share calculation — basic	113,904	115,653
Shares used in per share calculation — diluted	115,230	115,653

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2007	October 1, 2006
Net income (loss)	$3,632	$(4,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,945	2,361
Provision for doubtful accounts	100	2
Provision for excess and obsolete inventory	719	467
Deferred income taxes	(35)	25
Amortization of warrant	1,012	1,012
Restructuring charge	—	1,534
Loss on disposal of assets	—	76
Stock-based compensation	1,026	1,850
Changes in operating assets and liabilities, net
Accounts receivable	(3,613)	(218)
Inventories	(644)	(5,239)
Prepaid expenses and other assets	13,274	647
Accounts payable	(4,519)	4,215
Accrued compensation and benefits	(339)	234
Restructuring liabilities	(3,370)	(1,532)
Lease liability	—	—
Accrued warranty	(82)	141
Deferred revenue	443	(2,348)
Other accrued liabilities	(2,301)	2,218

Net cash provided by (used in) operating activities	7,248	518

Cash flows from investing activities:
Capital expenditures	(486)	(758)
Purchases of investments	(93,596)	(76,980)
Proceeds from sales and maturities of investments and marketable securities	60,387	133,450

Net cash provided by (used in) investing activities	(33,695)	55,712

Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	1,760	655
Repurchase of common stock	—	(11,201)

Net cash provided by (used in) financing activities	1,760	(10,546)

Net increase (decrease) in cash and cash equivalents	(24,687)	45,684
Cash and cash equivalents at beginning of year	71,573	92,598

Cash and cash equivalents at end of year	$46,886	$138,282

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2007	October 1, 2006
Net income (loss)—GAAP Basis	$3,632	$(4,927)

Non-GAAP adjustments
Stock-based compensation expense	$1,026	$1,850
Restructuring charge	—	1,534

Total non-GAAP adjustments	$1,026	$3,384

Net income (loss)—Non-GAAP Basis	$4,658	$(1,543)

Non-GAAP adjustments
Cost of product revenue	$109	$197
Cost of service revenue	52	123
Sales and Marketing	391	667
Research and Development	318	558
General and Administrative	156	305
Restructuring charge	—	1,534

Total non-GAAP adjustments	$1,026	$3,384

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP PRESENTATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2007	October 1, 2006
Net revenues:
Product	$74,145	$67,982
Service	14,817	15,781

Total net revenues	88,962	83,763

Cost of revenues:
Product	31,147	31,602
Service	8,558	8,690

Total cost of revenues	39,705	40,292

Gross margin:
Product	42,998	36,380
Services	6,259	7,091

Total gross margin	49,257	43,471

Operating expenses:
Sales and marketing	24,147	24,776
Research and development	16,173	15,216
General and administrative	6,367	7,300
Restructuring charge	—	—

Total operating expenses	46,687	47,292

Operating income (loss)	2,570	(3,821)
Other income, net	2,510	3,064

Income (loss) before income taxes	5,080	(757)
Provision for income taxes	422	786

Net income (loss)	$4,658	$(1,543)

Net income (loss) per share — basic	$0.04	$(0.01)
Net income (loss) per share — diluted	$0.04	$(0.01)

Shares used in per share calculation — basic	113,904	115,653
Shares used in per share calculation — diluted	115,230	115,653